EXHIBIT 10.6
SECOND AMENDMENT TO
AMENDED AND RESTATED
EMPLOYEE STOCK PURCHASE PLAN OF
COLUMBIA BANKING SYSTEM, INC.
This Second Amendment (this "Amendment") to the Amended and Restated Employee Stock Purchase Plan of Columbia Banking System, Inc., is entered into by Columbia Banking System, Inc., a Washington corporation (the "Company"), as of January 24, 2024 (the "Effective Date").
Recitals
A.    The Company adopted the Amended and Restated Employee Stock Purchase Plan of Columbia Banking System, Inc. (the "Plan") as of October 7, 2010.
B.    The Plan was amended on September 26, 2018 to allow employee participants, when authorizing a payroll deduction under the Plan, to elect for the amount of the deduction to be either a percentage of compensation or a flat dollar amount.
C.    The Company desires to further amend the Plan to increase the maximum number of shares issuable under the Plan by 850,000 shares from 27,206 to 877,206 shares.
Amendment
In accordance with Section 12.5 of the Plan, the Plan is hereby amended as follows:
1.The first sentence Section 10.1 of the Plan is amended to read as follows:
"10.1    Maximum Shares.
The maximum number of shares of Common Stock that shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 12.4, shall not exceed 877,206 shares for all Offering Periods. […]."
2.The effectiveness of this Amendment is subject to the approval of the Company’s stockholders at the Company’s 2024 annual meeting of stockholders. For the avoidance of doubt, if stockholder approval is not obtained, then this Amendment shall be void ab initio and of no force and effect.
3.All other provisions of the Plan remain in full force and effect, subject only to the amendment above.
This Amendment is effective as of the Effective Date and was duly adopted by the Board of Directors of the Company on January 24, 2024, and the Company’s shareholders on May 8, 2024.
COLUMBIA BANKING SYSTEM, INC.

/s/ Kumi Yamamoto Baruffi
By:    Kumi Yamamoto Baruffi
Its:    EVP General Counsel & Corporate Secretary